                                                                   Exhibit 99.1

                       INTERACTIVE SYSTEMS WORLDWIDE INC.
                        ANNOUNCES SECOND QUARTER RESULTS

   FOR IMMEDIATE RELEASE
   CONTACTS:
   For ISW:  (973) 256-8181                    For Investors:  (843) 272-4653
   Barry Mindes (Chairman and CEO)             Matthew Hayden (President)
   BMINDES@SPORTXCTION.COM                     MATT@HAYDENIR.COM
   Bernard Albanese (President)
   BALBANESE@SPORTXCTION.COM
   James McDade (Chief Financial Officer)
   JMCDADE@SPORTXCTION.COM

West Paterson, NJ, May 14, 2003 - Interactive Systems Worldwide Inc., (NASDAQSmallCap-ISWI) today reported its unaudited results for the period ended March 31, 2003.

"I am very encouraged about ISWI's progress as we continue to form relationships and complete deals which we expect will build both the future user base and the revenue of the Company", stated Barry Mindes, Chairman and Chief Executive Officer. "The System has just gone live and we expect that it will take some reasonable amount of time to educate the public and build up our customer base in this new form of wagering. The Company's focus during the remainder of the 2003 fiscal year will be on the successful launch of the SportXction(TM) System on BSkyB's dedicated digital television service and Internet platforms, introducing a mobile phone product, and perfecting our new version of SportXction(TM), which offers multi-sided wagering propositions. Interactive television and mobile phones are the most compelling delivery modes for our System, which we anticipate will represent the vastly predominant share of our future revenues. GIG is also working diligently to form additional strategic partnerships with well-entrenched firms that have established customer bases, who would benefit from the deployment of our patented, interactive, play by play software."

FINANCIAL SUMMARY
-----------------

Three months ending March 31, 2003

Revenues for the three months ended March 31, 2003 were $8,000, as compared to $1,349,000 during the same period in Fiscal 2002. The Company's revenue in Fiscal 2003 represents a percentage share of the wagering revenue from its agreements that are in "live" operation as compared to Fiscal 2002, which represented minimum royalties under its license agreements with GIG dated as of March 17, 2000. The decrease in Fiscal 2003 is attributable to the discontinuation of the minimum royalties due to GIG's default under the License Agreements and the eventual acquisition of GIG on July 31, 2002. In September 2002, GIG signed an agreement with ukbetting plc ("ukbetting") to utilize the SportXction(TM) System on ukbetting's internet sports wagering sites. Ukbetting "officially" launched the SportXction(TM) System to its customers in early 2003.

Cost of revenues, research and development expense for the three months ended March 31, 2003 were $400,000, as compared to $162,000 during the same period in Fiscal 2002. The increase in Fiscal 2003 was primarily due to higher programming and development costs as a result of the acquisition of GIG, costs incurred to operate betting events, partially offset by an increase in the amount of software development costs which were capitalized.

General and administrative expenses during the three months ended March 31, 2003 were $894,000, as compared to $757,000 during the same period in Fiscal 2002. The increase in Fiscal 2003 was primarily due to an increased cost base as a result of the acquisition of GIG, increased employee salary and benefit expenses, partially offset by the creation of a reserve of $300,000 for a doubtful account and other expenses related to the license agreements with GIG which were incurred in Fiscal 2002 but did not recur in Fiscal 2003.

Interest income during the three months ended March 31, 2003 was $49,000, as compared to $24,000 during the same period in Fiscal 2002. The increase in Fiscal 2003 was due to a higher cash balance.

Income tax expense of $332,000 in the three months ended March 31, 2002 represented the utilization of a portion of the Company's net operating loss carryforwards and deductible temporary differences for which the tax benefit had been previously recognized.

Net (loss) income and net (loss) income per share (basic) for the three months ended March 31, 2003 were ($1,237,000) and ($0.14), respectively, as compared to $273,000 and $0.03, respectively, during the same period in Fiscal 2002. The decrease in Fiscal 2003 is the result of lower revenues and higher costs (as described above).

As of March 31, 2003, the Company had liquid resources totaling $6,342,000. These include cash and cash equivalents in the amount of $5,015,000, and short-term investments in the amount of $1,327,000. Cash and cash equivalents consist of funds held on deposit with banking institutions with original maturities of less than 90 days. Investments are limited to investment grade marketable securities with maturities of less than 18 months. The Company anticipates that its existing resources will be adequate to fund its capital and operating requirements for the next 15 months based upon the Company's current business plan and longer, subject to the revenues generated by the SportXction(TM) System. It appears likely that the Company will seek additional funding to execute its international development and growth plans. No assurance can be given whether such funding can be arranged on terms deemed reasonable, or at all and such financing may be dilutive to current shareholders.

Six months ending March 31, 2003

For the six months ended March 31, 2003, the Company had a net loss of ($2,495,000) or ($0.28) per share on a basic and fully diluted basis, compared with net income of $743,000 or $0.08 and $0.07 on a basic and fully diluted basis, respectively.

CORPORATE UPDATE
----------------

On April 10, 2003, the Company announced that GIG had signed an agreement with Sky Bet (registered company name Hestview Limited), a wholly owned subsidiary of British Sky Broadcasting Limited ("BSkyB"). Under the agreement, GIG and Sky Bet anticipate launching the Company's SportXction(TM) System on BSkyB's digital television platform in August 2003, when the next season of the Barclaycard Premiership League, one of the world's top soccer leagues, commences. Under this twelve-month trial revenue sharing arrangement, GIG will operate the SportXction(TM) System and Sky Bet will be responsible for a comprehensive marketing program. BSkyB is the UK's largest supplier of digital TV services with approximately 6.6 million active households throughout the UK and Ireland. In addition, BSkyB is also one of the UK's leading sports rights holders and is at the forefront of developing innovative interactive applications. The SportXction(TM) System will be made available through Sky Bet's "Sky Bet Live" product offering to all digital subscribers of BSkyB's Sky Sports 1 channel for certain sports events and through the "Sky Bet" product offering for other events. On May 1, 2003, the Company announced that an extension of the agreement was reached to launch the Company's SportXction(TM) System on Sky Bet's internet website, skybet.com.

On May 12, 2003, the Company announced that it had reached an additional agreement with ukbetting, to incorporate the SportXction(TM) System into a suite of betting services being marketed to key players in the UK mobile phone market. Ukbetting has already concluded deals with several of the UK's leading mobile operators to provide betting services through WAP-enabled devices. Under this revenue sharing arrangement, ukbetting will bear the costs of promoting the service while GIG will furnish the technical integration capability as well as operate the SportXction(TM) System from within its existing resources.

Through its research and development team, the Company has created new versions of its SportXction(TM) software for use with multiple sporting events, including cricket which was successfully launched during the quarter in time for the Cricket World Cup that recently took place, and golf, which was soft launched for the Masters Tournament in Augusta, Georgia. The Company anticipates that a new version utilized for tennis will be released in time for the upcoming Wimbledon Tournament. In addition, a new robust version of SportXction(TM), which enables multi-sided propositions, is expected to be launched in the next few months. This new version will allow players to make wagers on such outcomes as - "Which player will take the most shots on goal?", thus increasing the total number of wagering opportunities available, along with also increasing the potential payouts associated with those opportunities. Multisided sports wagers allow a wagering operator, such as GIG, to potentially realize significantly greater profits from its operations, because their odds are traditionally offered with a higher house profit margin built into them.

REVENUE AND EARNINGS GUIDANCE
-----------------------------

The Company expects to incur substantial losses and negative cash flow during the fiscal year ending September 30, 2003. The Company anticipates that revenue from its current agreements will not be significant until the next Barclaycard Premiership League season that commences in August 2003. The Company expects that revenues will increase in future quarters beyond September 2003 as it launches the SportXction(TM) System on BSkyB's digital television platform, introduces a mobile phone product and gains additional partners.

SPORTXCTION SOFTWARE
--------------------

The Company's product, SportXction(TM) system, is a patented, real-time, software system, which allows a player to make play-by-play wagers on a sporting event while viewing a television broadcast of the sporting event. The wagers have odds associated with them, and the odds are adjusted in real time by proprietary artificial intelligence software to reflect player sentiment, as derived from the betting patterns. The system also supports traditional, pre-game sports wagers.

This press release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to: whether revenues will increase in future quarters beyond September 30, 2003, whether the SportXction TM system will be launched on BSkyB's digital television platform when the next season of the Barclaycard Premiership League commences, whether a mobile phone product will be introduced, and if so, when and whether it will generate substantial revenue for the Company, whether interactive television and mobile phones will represent the vastly predominant share of the Company's future revenues; whether the Company will gain additional partners, whether the Company will incur significant losses and negative cash flow for the year ended September 30, 2003 or beyond, whether the Company's revenue from its current agreements will be significant, and if so, by the next Barclaycard Premiership League, whether the Company has adequate capital to fund operations for the next fifteen months and whether the Company will be able to obtain additional funding, the terms of such funding and the dilutionary effect on current shareholders. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, the ability of the Company and its business partners to attract adequate numbers of players to its wagering system and the ability of the Company to develop and market other opportunities for its products. Additional information concerning certain risks or uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission, including those risks and uncertainties discussed in its Form 10-KSB for the fiscal year ended September 30, 2002. The forward-looking statements contained herein represent the Company's judgment as of the date of this report, and the Company cautions the reader not to place undue reliance on such matters.

                       Interactive Systems Worldwide Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

             (Amounts in thousands except share and per share data)

                                                        Three Months Ended                   Six Months Ended
                                                             March 31,                           March 31,
                                                  ------------------------------       -----------------------------
                                                      2003               2002             2003              2002
                                                  -----------        -----------       -----------        ----------
Revenues, net                                     $         8        $     1,349       $         8        $     2,573
                                                  -----------        -----------       -----------        -----------
Costs and expenses:
   Cost of revenues, research
     and development expense                              400                162               699                303

   General and
     administrative expense                               894                757             1,906              1,071
                                                  -----------        -----------       -----------        -----------
                                                        1,294                919             2,605              1,374
                                                  -----------        -----------       -----------        -----------
        Operating (loss) income                        (1,286)               430            (2,597)             1,199

Interest income                                            49                 24               102                 57
                                                  -----------        -----------       -----------        -----------
        (Loss) income before income
          taxes                                        (1,237)               454            (2,495)             1,256

Provision for income taxes                                 --                181                --                513
                                                  -----------        -----------       -----------        -----------

        Net (loss) income                         $    (1,237)       $       273       $    (2,495)       $       743
                                                  ===========        ===========       ===========        ===========
Net (loss) income per
   common share- basic                            $     (0.14)       $      0.03       $     (0.28)       $      0.08
                                                  ===========        ===========       ===========        ===========
Weighted average basic
  common shares outstanding                         8,901,545          8,898,689         8,901,545          8,893,410
                                                  ===========        ===========       ===========        ===========
Net (loss) income per
   common share- diluted                          $     (0.14)       $      0.03       $     (0.28)       $      0.07
                                                  ===========        ===========       ===========        ===========
Weighted average diluted
   common shares outstanding                        8,901,545          9,985,831         8,901,545          9,977,546
                                                  ===========        ===========       ===========        ===========


                       Interactive Systems Worldwide Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                           (All amounts in thousands)


                                  March 31,        September 30,
                                    2003               2002
                                  ---------        -------------

Cash and short term
   investments
   (including marketable
   securities)                     $ 6,342              $ 7,936

Total current assets               $ 6,648              $ 9,180
Total assets                       $ 8,648              $11,096

Current liabilities                $   857              $   826
Total liabilities                  $   857              $   826


Stockholders' equity               $ 7,791              $10,270




                                       ###